Exhibit 5

{Letterhead of Carlton Fields}

February 2, 2009

Imaging Diagnostic Systems, Inc. 5307 Northwest 35th Terrace Fort Lauderdale, FL 33313

Re:Imaging Diagnostic Systems, Inc.
Registration Statement on Form S-1/A filed
February 2, 2009, SEC File No. 333-156514

Ladies and Gentlemen:

We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1/A (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of an aggregate of 33,230,770 shares of the Company’s common stock, no par value per share (the "Common Stock"), which are issuable in connection with senior secured convertible debentures issued pursuant to the Securities Purchase Agreement dated as of November 20, 2008, between the Company and Whalehaven Capital Fund Limited and Alpha Capital Anstalt (the "Agreement").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:  (a) the Articles of Incorporation of the Company; (b) the Bylaws of the Company; (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the subject shares by the Company; (d) the Registration Statement, including all exhibits thereto; and (e) the Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.  With your permission, we have assumed compliance on the part of all parties to the Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares issuable covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the laws of the State of Florida.  This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing shares of Common Stock pursuant to such offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption "Legal Matters" in the prospectus which is made part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:   /s/  Robert B. Macaulay

Robert B. Macaulay